Exhibit 11 - Computation of Earnings Per Common Share

                               HMN Financial, Inc.
                    Computation of Earnings Per Common Share
                                   (Unaudited)


Computation of Earnings Per Common Share      Three Months Ended March 31,
for Statements of Operations:                     1997             1996
---------------------------------------     -------------     ------------
 Net income                                  $  1,474,480        1,586,691
                                                ---------        ---------
 Weighted average number of common share
     and common share equivalents:
      Weighted average common shares
       outstanding                              3,757,694        4,717,775
      Dilutive effect of stock option plans
        after application of treasury stock
        method                                    170,064           48,445
                                                ---------        ---------
                                                3,927,758        4,766,220
                                                ---------        ---------
  Earnings per common share and common
    share equivalents                        $       0.38             0.33
                                                =========        =========

Computation of Fully Diluted Earnings
  Per Common Share and Common Share
  Equivalents<1>
--------------------------------------

  Net income                                 $ 1,474,480         1,586,691
                                               ---------         ---------
  Weighted average number of common share and
    common share equivalents:
    Weighted average common shares
      outstanding                              3,757,694         4,717,775
    Dilutive effect of stock option plans
      after application of treasury stock
      method                                     170,064            48,445
                                               ---------         ---------
                                               3,927,758         4,766,220
                                               ---------         ---------
 Earnings per common share and common
  share equivalents                         $       0.38              0.33
                                               =========         =========

<1> This calculation is submitted in accordance with Regulation S-K Item
601(b)(11) although not required by footnote 2 of paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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